Exhibit 23.1

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB T2P 4B9

Tel 403-691-8000

Fax 403-691-8008

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Obsidian Energy Ltd.

We consent to the use of our report dated February 21, 2024, on the consolidated financial statements of Obsidian Energy Ltd. and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2023 and 2022, the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years then ended, and the related notes, and our report dated February 21, 2024 on the effectiveness of internal control over financial reporting as of December 31, 2023, which are incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus included in the registration statement on Form F-3 dated August 2, 2024 of Obsidian Energy Ltd.

/s/ KPMG LLP

Chartered Professional Accountants

August 2, 2024

Calgary, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private

English company limited by guarantee. KPMG Canada provides services to KPMG LLP.